Exhibit (p)(iii)

                           POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned trustees of PayPal Funds (the "Trust") hereby individually and severally appoint each of David Hearth, and, John T. Story with full power of substitution, their true and lawful attorney to execute in their name, place and stead and on their behalf a registration statement on Form N-1A for the registration, pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, of said Trust's shares of beneficial interest, and any and all amendments to said Registration Statement, including pre-effective or post-effective amendments, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, whereby ratifying and conforming all that said attorney-in-fact, or his or her substitute of substitutes, may do or cause to be done by virtue hereof.



                                   /s/ John T. Story
                                   -----------------
                                   John T. Story, Trustee and President

                                   /s/ Richard Kernan
                                   ------------------
                                   Richard Kernan, Trustee

                                   /s/ Kevin T. Hamilton
                                   ---------------------
                                   Kevin T. Hamilton, Trustee

                                   /s/ Gregory N. River
                                   --------------------
                                   Gregory N. River, Trustee


Date:  February 25, 2003